UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): October 3, 2024
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13620 RANCH ROAD 620 N, SUITE A250
AUSTIN, TX 78717
(Address of principal executive offices)    (Zip Code)

(737) 248-2340
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 3, 2024, the Compensation Committee of the Board of Directors of eHealth, Inc. (the “Company”) approved a retention incentive program consisting of the grant of (i) special cash retention bonuses (each, a “Cash Retention Award”) and (ii) restricted stock unit awards (each, an “RSU Retention Award”, and together with the Cash Retention Award, the “Retention Incentives”) for three of the Company’s executive officers (each, a “Participant”). The Retention Incentives will be earned and payable by these Participants remaining in service to the Company for a specified period following the date when Fran Soistman, the Company’s Chief Executive Officer (the “CEO”), ceases to be CEO, as further explained below. Mr. Soistman is not eligible for a Retention Incentive. The three Participants and Retention Incentives are as follows:

Name and Title	Cash Retention Award	RSU Retention Award (Shares)
John Dolan	$250,000	31,300
Michelle Barbeau	$250,000	31,300
Gavin Galimi	$250,000	31,300

The Cash Retention Award is earned and payable in two installments, subject to the Participant remaining a Service Provider (as defined in the Company’s 2024 Equity Incentive Plan (the “Plan”)) through the applicable vesting date. The first 50% will be earned and payable six months following the date on which Mr. Soistman ceases to be CEO (the “Transition Effective Date”) and the second 50% will be earned and payable 18 months after the Transition Effective Date. The Cash Retention Award will vest in full and become payable in the event the Participant’s status as a Service Provider is terminated (i) voluntarily by the Participant for good reason, or (ii) by the Company other than for cause but excluding by reason of the Participant’s death or disability.

The Retention RSU Awards will be scheduled to vest and be paid in two installments, subject to the Participant remaining a Service Provider through the applicable vesting date. The first 50% will vest on the first anniversary of the grant date of December 10, 2024 (the “Grant Date”) and the second 50% of the Retention RSU Awards will vest on the second anniversary of the Grant Date. The Retention RSU Awards will vest in full and become payable in the event the Participant’s status as a Service Provider is terminated (i) voluntarily by the Participant for good reason, or (ii) by the Company other than for cause but excluding by reason of the Participant’s death or Disability (as defined in the Plan). The Retention RSU Awards otherwise will be subject to the terms of the Plan and the Company’s standard form of RSU agreement.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	October 9, 2024	/s/ John Dolan
John Dolan Chief Financial Officer (Principal Financial Officer)